EXHIBIT 23(a)





Moquist Thorvilson Kaufmann Kennedy & Pieper LLC
Certified Public Accountants & Consultants



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Annual Report (Form 10-K) of Oakridge Holdings, Inc. and Subsidiaries of our report dated
September 29, 2010 included in the 2010 Consolidated Financial Statements of Oakridge Holdings, Inc. and Subsidiaries.


/s/ Moquist Thorvilson Kaufmann Kennedy & Pieper LLC

Moquist Thorvilson Kaufmann Kennedy & Pieper LLC
Edina, Minnesota

September 29, 2010